Exhibit 21.1

Subsidiaries of Global Crossing

	Company Name	Jurisdiction	Country
1.	ALC Communications Corporation	Delaware	USA
2.	Ameritel Management, Inc.	Federal	Canada
3.	Atlantic Crossing Holdings Ltd.		Bermuda
4.	Atlantic Crossing Holdings U.K. Limited		UK
5.	Atlantic Crossing Ltd.		Bermuda
6.	Atlantic Crossing II Ltd.		Bermuda
7.	Budget Call Long Distance, Inc.	Delaware	USA
8.	Business Telemanagement, Inc.	California	USA
9.	Equal Access Networks, LLC	Delaware	USA
10.	GC Dev. Co., Inc.	Delaware	USA
11.	GC Holdco SPV		Ireland
12.	GC Holding SPV		Ireland
13.	GC Hungary Holdings Vagyonkezelö Korlátolt Felelösségü Társaság		Hungary
14.	GC Landing Co. GmbH		Germany
15.	GC Mart LLC	Michigan	USA
16.	GC Pacific Landing Corp.	Delaware	USA
17.	GC Pan European Crossing Belgie B.V.B.A.		Belgium
18.	GC Pan European Crossing Czech s.r.o.		Czech Republic
19.	GC Pan European Crossing Danmark A.P.S.		Denmark
20.	GC Pan European Crossing Deutschland GmbH		Germany
21.	GC Pan European Crossing Espana S.L.		Spain
22.	GC Pan European Crossing France S.A.R.L.		France
23.	GC Pan European Crossing Holdings B.V.		Netherlands
24.	GC Pan European Crossing Italia S.R.L.		Italy
25.	GC Pan European Crossing Luxembourg I S.À.R.L.		Luxembourg
26.	GC Pan European Crossing Luxembourg II S.À.R.L.		Luxembourg
27.	GC Pan European Crossing Nederland B.V.		Netherlands
28.	GC Pan European Crossing Networks B.V.		Netherlands
29.	GC Pan European Crossing Norge AS		Norway
30.	GC Pan European Crossing Osterreich GmbH		Austria
31.	GC Pan European Crossing Slovakia S.R.O.		Slovakia
32.	GC Pan European Crossing Sverige A.B.		Sweden
33.	GC Pan European Crossing Switzerland GmbH		Switzerland
34.	GC Pan European Crossing UK Limited		UK
35.	GC SAC Argentina S.R.L.		Argentina
36.	G.C. St. Croix Company, Inc.		USVI
37.	GC Trading GmbH		Austria
38.	GC UK Holding Ltd.		UK
39.	GCNAN Claims, LLC	Delaware	USA
40.	GCNAN Claims, LLC	California	USA
41.	GCTI Claims, LLC	California	USA
42.	GCTI Claims, LLC	Delaware	USA
43.	Geoconference Limited		UK

	Company Name	Jurisdiction	Country
44.	Global Crossing Advanced Card Services, Inc.	Iowa	USA
45.	Global Crossing Asia Holdings Ltd		Bermuda
46.	Global Crossing Bandwidth, Inc.	California	USA
47.	Global Crossing Belgie B.V.B.A.		Belgium
48.	Global Crossing (Bidco) Limited		UK
49.	Global Crossing Billing, Inc.	Michigan	USA
50.	Global Crossing Communications International Limited		UK
51.	Global Crossing Conferencing-Canada, Ltd.	Federal	Canada
52.	Global Crossing Conferencing Limited		UK
53.	Global Crossing Corporación S. de R.L. de C.V.		Mexico
54.	Global Crossing Cyprus Holdings Limited		Cyprus
55.	Global Crossing Danmark A.P.S.		Denmark
56.	Global Crossing Deutschland GmbH		Germany
57.	Global Crossing Development Co.	Delaware	USA
58.	Global Crossing Employee Services, Inc.	Delaware	USA
59.	Global Crossing Espana S.L.		Spain
60.	Global Crossing Europe Limited		UK
61.	Global Crossing France SAS		France
62.	Global Crossing Globalcenter Holdings, Inc.	Delaware	USA
63.	Global Crossing Government Markets USA, Inc.	Delaware	USA
64.			UK
65.	Global Crossing Holdings Limited (formerly GC Holdings Ltd.)		Bermuda
66.
67.	Global Crossing Holdings II Ltd.		Bermuda
68.	Global Crossing Holdings USA LLC	Delaware	USA
69.	Global Crossing Intellectual Property Ltd.		Bermuda
70.	SOLD		UK
71.	Global Crossing International, Ltd.		Bermuda
72.	Global Crossing Internet Dial-Up, Inc.	Delaware	USA
73.	Global Crossing Investments Ltd.		Bermuda
74.	Global Crossing Ireland Limited		Ireland
75.	Global Crossing Italia S.R.L.		Italy
76.	Global Crossing IXnet EMEA Holdings Limited		UK
77.	Global Crossing Landing Mexicana S. de R.L.		Mexico
78.	Global Crossing Latin America & Caribbean Co.	Delaware	USA
79.	Global Crossing Limited (formerly GC Acquisition Limited)		Bermuda
80.	Global Crossing Local Services, Inc.	Michigan	USA
81.	Global Crossing Management Services, Inc.	Delaware	USA
82.	Global Crossing Mexicana S.de R.L. de C.V.		Mexico
83.	Global Crossing Nederland B.V.		Netherlands
84.	Global Crossing Network Center Ltd.		Bermuda
85.	Global Crossing Network Center (UK) Ltd.		UK

	Company Name	Jurisdiction	Country
86.	Global Crossing Norge AS		Norway
87.	Global Crossing North America, Inc.	New York	USA
88.	Global Crossing North American Holdings, Inc.	Delaware	USA
89.	Global Crossing North American Networks, Inc.	Delaware	USA
90.	Global Crossing Panama Inc.		Panama
91.	Global Crossing Portfolio Holdings Ltd.		Bermuda
92.	Global Crossing Services Europe Limited		Ireland
93.	Global Crossing Services Ireland Limited		Ireland
94.	Global Crossing Servicios, S. de R.L. de C.V.		Mexico
95.	Global Crossing Sverige A.B.		Sweden
96.	Global Crossing Switzerland GmbH		Switzerland
97.	Global Crossing Telecommunications, Inc.	Michigan	USA
98.	Global Crossing Telecommunications-Canada, Ltd.	Federal	Canada
99.	Global Crossing Telemanagement VA, LLC	Virginia	USA
100.	Global Crossing Telemanagement, Inc.	Wisconsin	USA
101.	Global Crossing (UK) Internet Services Limited		UK
102.	Global Crossing (UK) Telecommunications Limited		UK
103.	Global Crossing (UK) Telecommunications Networks Limited		UK
104.	Global Crossing USA Inc.	Delaware	USA
105.	Global Crossing Venezuela B.V.		Netherlands
106.	Global Crossing Ventures, Inc.	Delaware	USA
107.	Global Crossing Worldwide Customer Help Desk Canada Ltd.	Federal	Canada
108.	Global Marine Cable Systems Pte Limited		Singapore
109.	Global Marine Holdings Bermuda Ltd.		Bermuda
110.	Global Marine Systems (Americas) Inc.		USA
111.	Global Marine Systems (Bermuda) Limited		Bermuda
112.	Global Marine Systems (Depots) Ltd.	Federal	Canada
113.	Global Marine Systems (Federal) Inc.	Delaware	USA
114.	Global Marine Systems (Guernsey) Limited		Guernsey, C.I.
115.	Global Marine Systems (Investments) Ltd.		UK
116.	Global Marine Systems (Japan) Ltd.		Japan
117.	Global Marine Systems Ltd.		UK
118.	Global Marine Systems Pension Trustee Limited		UK
119.	GMS Guernsey Pension Plans Limited		Guernsey, C.I.
120.	GT Landing Corp.	Delaware	USA
121.	GT Landing II Corp.	Delaware	USA
122.	GT Netherlands B.V.		Netherlands
123.	GT U.K. Ltd.		UK
124.	Harmstorf Submarine Systems Sdn Bhd		Malaysia
125.	International Exchange Networks GmbH		Germany
126.	International Exchange Networks SAS		France
127.	International Optical Network, L.L.C.	Delaware	USA

	Company Name	Jurisdiction	Country
128.	International Optical Network Limited.		UK
129.	Ixnet, Inc.	Delaware	USA
130.	Ixnet UK Limited		UK
131.	MAC Landing Corp.	Delaware	USA
132.	Metaclorin Investco II, Inc.	Delaware	USA
133.	Mid-Atlantic Crossing Holdings Ltd.		Bermuda
134.	Mid-Atlantic Crossing Holdings UK Ltd.		UK
135.	Mid-Atlantic Crossing Ltd.		Bermuda
136.	PAC Landing Corp.	Delaware	USA
137.	PAC Panama Ltd.		Bermuda
138.	Pan American Crossing Holdings Ltd.		Bermuda
139.	Pan American Crossing Ltd.		Bermuda
140.	Pan American Crossing U.K. Ltd.		UK
141.	Racal Telecommunications Inc.		USA
	SAC Brazil (Backhaul) Ltd.		Bermuda
142.	SAC Brasil Holding Ltda.		Brazil
143.	SAC Brasil Ltda.		Brazil
144.	SAC Chile S.A.		Chile
145.	SAC Colombia Limitada		Colombia
146.	SAC Panama Landing Ltd.		Bermuda
147.	SAC Panama S.A.		Panama
148.	SAC Peru S.R.L.		Peru
149.	Saturn Global Network Services (UK) Ltd.		UK
150.	South American Crossing (Backhaul) Ltd.		Bermuda
151.	South American Crossing (Subsea) Ltd.		Bermuda
152.	South American Crossing Holdings (Backhaul) Ltd.		Bermuda
153.	South American Crossing Holdings (Subsea) Ltd.		Bermuda
154.	South American Crossing Holdings Ltd.		Bermuda
155.	South American Crossing Ltd.		Bermuda
156.	SubServ Limited		UK
157.	SubServ Pro Limited		UK
158.	Subsidiary Telco, LLC	Delaware	USA
159.	US Crossing, Inc.	Delaware	USA
160.	Vibro Einspültechnik Düker — Und Wasserbau GmbH		Germany
161.	Vantagesubsea Inc	Delaware	USA

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